Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Investor Relations

703-742-5393

InvestorRelations@quadramed.com

QUADRAMED CORPORATION ANNOUNCES THIRD QUARTER RESULTS

Net (Loss) of $(4.0) million includes cash and non-cash charges of $4.7 million

RESTON, VA – (November 9, 2005) — QuadraMed Corporation (Amex:QD) announced today that it will report a Net Loss of $(4.0) million before preferred stock accretion for the third quarter of 2005, compared to a loss of $(16.3) million for the same period in 2004. For the nine months ended September 30, 2005, Net Loss before preferred stock accretion is $(5.2) million compared to a Net Loss of $(30.5) million for the nine months ended September 30, 2004.

Loss from operations is $(2.8) million for the third quarter of 2005 compared to a Loss from operations of $(3.7) million for the same period in 2004. For the nine months ended September 30, 2005 Loss from operations is $(2.2) million, compared to a loss of $(8.6) million for the nine months ended September 30, 2004.

Included in the three month and nine month periods ended September 30, 2005, are certain cash and non-cash charges totaling $4.7 million and $6.3 million, respectively, as follows:

•	non-cash charges of $1.1 million related to the Company’s abandoned San Rafael, CA headquarters;

•	non-cash charges of $.8 million during the three month period related to the Company’s abandoned San Marcos, CA facility, the former home of its Financial Services division that was closed in February 2005; at that time, an additional $1.0 million non cash charge was recorded in connection with this lease, for a total of $1.8 million for the nine month period ended;

•	executive severance expense of $3.2 million in the three month period ended September 30, 2005, of which $2.3 million is cash, and $.9 million is non-cash, all due to the recently announced departures of three executives; in addition, $.6 million of non-cash severance expense was recorded in January 2005 related to the departure of another executive, for a total of $3.8 million for the nine month period ended September 30, 2005;

•	gain on the sale of the EDI division of $.4 million;

On a pro forma basis, excluding the effects of the items above, Pro forma Net Income (Loss) before preferred stock accretion would have been Pro forma Net Income of $.7 million for the three months ended September 30, 2005, and Pro forma Net Income of $1.1 million for the nine months ended September 30, 2005. Further on a pro forma basis, excluding the effects of certain of the items above, Pro forma Income (Loss) from operations would have been Pro forma Income from operations of $1.1 million for the three months ended September 30, 2005, and Pro forma Income from operations of $2.3 million for the nine months ended September 30, 2005.

The Company will also report Net Loss attributable to common shareholders of $(5.2) million for the third quarter of 2005 compared to $(17.6) million for the same period in 2004. For the nine months ended September 30 2005, the Company will report a Net Loss attributable to common shareholders of $(8.8) million compared to $(31.9) million for the nine months ended September 30, 2004.

EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) was negative $(.2) million for the third quarter of 2005 compared to EBITDA of negative $(2.0) million for the same period in 2004 after further giving effect to the loss on retirement of debt in that 2004 period. EBITDA for the nine months ended September 30, 2005 was positive $4.7 million, compared to EBITDA of negative $(3.1) million for the same period in 2004 after further giving effect to the loss on retirement of debt in that 2004 period.

The period to period improvements in the noted measurements are primarily a result of significantly lower operating expenses and non-operating expenses for the periods ended September 30, 2005.

Cash provided by operating activities was $6.0 million for the third quarter of 2005 compared to cash used in operations of $(2.0) million for the same period in 2004. For the nine months ended September 30 2005, cash provided by operating activities was $14.1 million compared to cash used in operating activities of $(9.7) million for the nine months ended September 30, 2004.

Management will review these results in an investment community conference call at 4:00 PM Eastern (1:00 PM Pacific) on Wednesday, November 9th. To ensure fair dissemination of information, no inquiries of management should be made regarding QuadraMed’s results until after the conference call. A brief question and answer period will follow management’s presentation. The dial-in number for the conference call is 800-967-7141 domestic, and 719-457-2630 international. Callers should dial in by 3:45 PM Eastern (12:45 PM Pacific) to register. The call will also be webcast live and available to the public via the Investor Relations section of QuadraMed’s webpage at www.quadramed.com. Please note that the webcast is listen-only. Listeners should access the website at 3:45 PM Eastern (12:45 PM Pacific) to register and to download and install any necessary audio software. Webcast replays will be available shortly after the live call is completed.

Attachments	Exhibit 1	Condensed Consolidated Balance Sheets as of September 30, 2005 (unaudited) and December 31, 2004

	Exhibit 2	Condensed Consolidated Statements of Operations (unaudited) for the Three and Nine months ended September 30, 2005 and 2004

	Exhibit 3	Condensed Consolidated Statements of Cash Flows (unaudited) for the Three and Nine months ended September 30, 2005 and 2004

	Exhibit 4	Reconciliation of EBITDA and Non-GAAP Measurements

About QuadraMed Corporation

QuadraMed is dedicated to improving healthcare delivery by providing innovative healthcare information technology and services. From clinical and patient information management to revenue cycle and health information management, QuadraMed delivers real-world solutions that help healthcare professionals deliver outstanding patient care with optimum efficiency. Behind our products and services is a staff of almost 700 professionals whose experience and dedication to service has earned QuadraMed the trust and loyalty of customers at approximately 2,000 healthcare provider facilities. To find out more about QuadraMed, visit www.quadramed.com.

Cautionary Statement on Risks Associated with QuadraMed’s Forward-Looking Statements

This press release contains forward-looking statements by QuadraMed as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made.

QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”).

QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective owners.

###

Exhibit 1

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	September 30, 2005	December 31, 2004
ASSETS
Current assets
Cash and cash equivalents	$33,992	$22,429
Accounts receivable, net of allowance for doubtful accounts of $4,597 and $3,303, respectively	26,062	25,550
Unbilled and other receivables	3,092	6,603
Notes and other receivables	563	832
Prepaid expenses and other current assets	9,425	8,001

Total current assets	73,134	63,415
Restricted cash	2,350	3,889
Property and equipment, net	4,122	5,129
Capitalized software development costs, net	698	1,427
Goodwill	25,983	25,983
Other intangible assets, net	8,413	12,451
Other long-term assets	4,631	7,116

Total assets	$119,331	$119,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$4,017	$4,501
Accrued payroll and related	9,624	7,637
Other accrued liabilities	8,728	8,549
Dividends payable	10,311	13,780
Deferred revenue	50,025	44,040

Total current liabilities	82,705	78,507
Accrued exit cost of facility closing	4,021	2,898
Other long-term liabilities	2,482	5,366

Total liabilities	89,208	86,771
Stockholders’ equity
Preferred stock, $ 0.01 par, 5,000 shares authorized, 4,000 shares issued and outstanding	87,008	83,412
Common stock, $ 0.01 par, 150,000 shares authorized; 40,683 and 40,043 shares issued and outstanding, respectively	407	400
Additional paid-in-capital	302,044	301,231
Deferred compensation	—	(1,870)
Accumulated other comprehensive loss	(168)	(124)
Accumulated deficit	(359,168)	(350,410)

Total stockholders’ equity	30,123	32,639

Total liabilities and stockholders’ equity	$119,331	$119,410

Exhibit 1 to Press Release dated November 9, 2005

Exhibit 2

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended, September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Revenue
Services	$2,824	$2,924	$9,448	$8,947
Maintenance	13,767	12,839	41,152	36,149
Installation and other	3,196	3,276	8,300	9,837

Services and other revenue	19,787	19,039	58,900	54,933
Licenses	10,009	9,562	30,143	33,236
Hardware	250	2,175	2,061	7,723

Total revenue	30,046	30,776	91,104	95,892

Cost of revenue
Cost of services and other revenue	7,326	7,670	21,764	22,976
Royalties and other	2,385	2,173	6,811	7,637
Amortization of acquired technology and capitalized software	1,014	791	3,073	2,142

Cost of license revenue	3,399	2,964	9,884	9,779
Cost of hardware revenue	682	1,829	2,190	5,435

Total cost of revenue	11,407	12,463	33,838	38,190

Gross margin	18,639	18,313	57,266	57,702

Operating expense
General and administration	8,340	7,765	20,625	24,328
Software development	7,812	7,137	23,253	21,082
Sales and marketing	3,160	5,962	10,727	17,787
Amortization of intangible assets and depreciation	1,087	1,106	3,793	3,132
Loss on lease obligation	1,066	—	1,066	—

Total operating expenses	21,465	21,970	59,464	66,329

Loss from operations	(2,826)	(3,657)	(2,198)	(8,627)

Other income (expense)
Interest expense, includes non-cash charges of $383, $235 and $740, $1,717	(403)	(283)	(763)	(4,662)
Interest income	223	107	444	351
Other income (expense), net	(21)	17	(37)	134
Loss on retirement of debt	—	(11,726)	—	(14,871)
Benefit (provision) for income taxes	(114)	(1)	(128)	161

Other income (expense)	(315)	(11,886)	(484)	(18,887)

Net loss from continuing operations	$(3,141)	$(15,543)	$(2,682)	$(27,514)
Loss from discontinued operations	(817)	(748)	(2,503)	(2,988)

Net loss	$(3,958)	$(16,291)	$(5,185)	$(30,502)
Preferred stock accretion	(1,207)	(1,348)	(3,573)	(1,348)

Net loss attributable to common shareholders	$(5,165)	$(17,639)	$(8,758)	$(31,850)

Income (loss) per share-basic and diluted
Continuing operations	(0.11)	(0.42)	(0.15)	(0.83)
Discontinued operations	(0.02)	(0.02)	(0.06)	(0.09)

Net income (loss)	$(0.13)	$(0.44)	$(0.22)	$(0.92)

Weighted average shares outstanding
Basic and diluted	40,684	39,779	40,407	34,621

Exhibit 2 to Press Release dated November 9, 2005

Exhibit 3

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Cash flows from operating activities
Net loss attributable to common shareholders	$(5,165)	$(17,639)	$(8,758)	$(31,850)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,465	2,398	9,478	8,044
Preferred stock accretion	1,207	—	3,573	—
Loss on retirement of debt	—	12,569	—	14,871
Exit cost of facility closing and other costs	1,066	—	1,066	—
Impairment and other charges for Financial Services Division	817	—	1,731	—
Gain on sale of assets	(383)	—	(383)	—
Provision for bad debts and other	879	1,923	1,704	3,015
Changes in assets and liabilities:
Accounts receivable	4,447	620	(2,170)	4,728
Prepaid expenses and other	1,728	559	4,718	957
Accounts payable and accrued liabilities	310	2,395	(2,881)	(3,687)
Deferred revenue	(2,331)	(4,852)	6,065	(5,796)

Cash provided by (used in) operating activities	6,040	(2,027)	14,143	(9,718)
Cash flows from investing activities
Proceeds from sale of assets and available-for-sale securities	446	38	345	114
Decrease in restricted cash	8	3	1,539	1,560
Acquisition of Détente	—	—	—	(4,074)
Acquisition of Tempus	—	(96)	—	(5,148)
Capital expenditures	(297)	(1,176)	(1,101)	(3,469)

Cash provided by (used in) investing activities	157	(1,231)	783	(11,017)
Cash flows from financing activities
Proceeds from issuance of common stock and other	239	193	845	1,763
Proceeds from issuance of preferred stock, net of issuance cost	—	(11)	—	96,120
Payment of preferred stock dividends	(1,458)	—	(4,208)	—
Repayments under notes and subordinated debentures	—	(62,322)	—	(88,090)
Foreign currency translation effect on cash equivalents	—	30	—	30

Cash provided by (used in) financing activities	(1,219)	(62,110)	(3,363)	9,823
Net increase (decrease) in cash and cash equivalents	4,978	(65,368)	11,563	(10,912)
Cash and cash equivalents, beginning of period	29,014	91,400	22,429	36,944

Cash and cash equivalents, end of period	$33,992	$26,032	$33,992	$26,032

Supplemental disclosure of cash flow information
Cash paid for interest	—	1,767	—	4,249
Net cash (refunded) paid for taxes	—	2	—	(161)
Supplemental disclosure of non cash flow information
Issuance of common stock upon acquisition of Tempus	—	(1)	—	7,650

Exhibit 3 to Press Release dated November 9, 2005

Exhibit 4

QUADRAMED CORPORATION

Reconciliation of EBITDA and Non-GAAP Measurements

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)
Net income (loss), as reported	($3,958)	($16,291)	($5,185)	($30,502)
Adjustments to Net Income for EBITDA
Interest Expense	403	283	763	4,662
Interest Income	(223)	(107)	(444)	(351)
Benefit (provision) for Income Taxes	114	1	128	161
Depreciation and Amortization	3,465	2,398	9,478	8,044
Loss on Retirement of Debt		11,726		14,871

Subtotal Adjustments for EBITDA	3,759	14,301	9,925	27,387

EBITDA	($199)	($1,990)	$4,740	($3,115)

Proforma Net Income (Loss) before Preferred Stock Accretion
Net income (loss), as reported	($3,958)	($16,291)	($5,185)	($30,502)
Proforma adjustments to Net income (loss)
Loss on Lease Obligation (San Rafael)	1,066	—	1,066	—
Loss on Lease Obligation (Discontinued Operations)	817		1,849
Cash Executive Severance	2,344	—	2,344	—
Non-Cash Executive Severance	850		1,442
Loss on Retirement of Debt		11,726		14,871
Gain on Sale of EDI Division	(383)	—	(383)	—

Subtotal Proforma adjustments	4,694	11,726	6,318	14,871

Proforma Net (Loss) before Preferred Stock Accretion	$736	($4,565)	$1,133	($15,631)

Proforma Income (Loss) from Operations
Income (loss) from operations, as reported	($2,826)	($3,657)	($2,198)	($8,627)
Proforma adjustments to Income (loss) from Operations
Loss on Lease Obligation (San Rafael)	1,066	—	1,066	—
Cash Executive Severance	2,344	—	2,344
Non-Cash Executive Severance	850		1,442	—
Gain on Sale of EDI Division	(383)	—	(383)	—

Subtotal Proforma adjustments	3,877	—	4,469	—

Proforma Income (loss) from operations	$1,051	($3,657)	$2,271	($8,627)

Exhibit 4 to Press Release dated November 9, 2005